UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Pyxis Tankers Inc.

(Exact name of registrant as specified in its charter)

Marshall Islands	N/A
(State of incorporation or organization)	(I.R.S. employer identification no.)

59 K. Karamanli Street

Maroussi 15125 Greece

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-203598

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.          Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the shares of common stock (“Common Stock”), par value $0.001 per share of Pyxis Tankers Inc. (the “Company”). The description of Common Stock contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form F-4 (File No. 333-203598) initially filed with the Securities and Exchange Commission on April 23, 2015, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.          Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Articles of Incorporation of Pyxis Tankers Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-4 (File No. 333-203598), filed with the Securities and Exchange Commission on April 23, 2015).

3.2	Bylaws of Pyxis Tankers Inc. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-4 (File No. 333-203598), filed with the Securities and Exchange Commission on April 23, 2015).

4.1	Specimen Stock Certificate of Pyxis Tankers Inc. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-4 (File No. 333-203598), filed with the Securities and Exchange Commission on April 23, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 28, 2015

PYXIS TANKERS INC.

/s/ Valentios (“Eddie”) Valentis
Valentios (“Eddie”) Valentis
Chief Executive Officer (Principal Executive Officer)